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                     EXHIBIT 4. MODIFIED RETAINER AGREEMENT

                        KAPLAN GOTTBETTER & LEVENSON, LLP
                                ATTORNEYS AT LAW
                                630 THIRD AVENUE
                          NEW YORK, NEW YORK 10017-6705
                              PHONE: (212) 983.6900
                               FAX: (212) 983.9210
                             E-MAIL: KG&L@KGLLAW.COM
                                     ---------------

February 8, 2001

Timothy Rosen,
VerticalBuyer, Inc.
235 West 56th Street, #17B
New York, New York 10019

Re:  Modification to Retainer Agreement

Dear Mr. Rosen:

Please accept this letter as confirmation that VerticalBuyer, Inc. (the "Company"), has agreed to modify the retainer agreement dated August 4, 2000 (the "Retainer") between the Company and Kaplan Gottbetter & Levenson, LLP. ("KGL"), effective February 8, 2001.

The modification, which we understand was approved by the Company's Board of Directors by written consent on February 8, 2001, is for the Company to pay down $20,000 of its outstanding bill for legal services with shares of the Company's common stock, $.001 par value. We understand that the outstanding bill will be paid with 166,667 shares of common stock of VerticalBuyer, Inc.

The board of directors has approved the filing of a registration on Form S-8 for these 166,667 shares.

The legal services, for which these shares are being registered and issued to Adam S. Gottbetter, a partner of KGL, did not include any services in connection with the offer or sale of securities in a capital raising transaction, and did not directly or indirectly promote or maintain a market for the Company's securities. Please note that this letter may be filed as an exhibit to the Form S-8.


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In order to effectuate the modification of the Retainer, please sign this letter and return it to my office. If you have any questions, please call me.

Sincerely,

KAPLAN GOTTBETTER & LEVENSON, LLP

/s/ Adam S. Gottbetter


ACCEPTED AND AGREED:

VERTICALBUYER, INC.

By: /s/ Timothy Rosen
    ------------------------------------------
         Timothy Rosen
         President and Chief Executive Officer


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